SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Vantage Health

(Exact name of registrant as specified in its charter)

Nevada	93-0659770
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

401 Warrent St. Suite 200
Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: 333-168930 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-168930) is incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation (1)
3.2	By-Laws (1)
4.1	Warrant issued by Vantage Health to William S. Rees, Jr. dated December 16, 2013 (6)
4.2	Form of Warrant (7)
5.1	Legal opinion of Scott P. Doney (1)
10.1	Loan Agreement Lisa Ramakrishnan to Vantage Health (1)
10.2	Loan Agreement Athena Capital to Vantage Heath (1)
10.3	Supply Agreement Amol (1)
10.4	Consulting Agreement Salim Essa (1)
10.5	Auditor Good Standing Letter(1)
10.6	Share Certificate Hestifor (Pty) Ltd (1)
10.7	Issuance Letter from Rischard Cassim (1)
10.8	Memorandum of Understanding dated July 7, 2010 (1)
10.9	Employment Services Agreement, dated February 11, 2012 (2)
10.10	Settlement Agreement dated April 14, 2012 (3)
10.11	Addendum to Termination Agreement, dated May 15, 2012 (4)
10.12	Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations, dated October 9, 2013 (5)
10.13	Indemnification Agreement entered into by and between the company and William S. Rees, Jr. dated December 16, 2013 (6)
10.14	License Agreement (8)
10.15	Sublicense Agreement by and between Nanobeak, Inc. and Vantage Health dated February 20, 2014 (9)
17.1	Letter from John Harris, dated May 14, 2012 (4)
17.2	Letter from John Harris dated May 14 2012, withdrawal of allegations (4)
23.1	Consent of Silberstein Ungar, PLLC. (1)

(1) Incorporated by reference to the Registration Statement filed on Form S-1 with the United States Securities and Exchange Commission on November 28, 2011.

(2) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on February 14, 2012.

(3) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on May 2, 2012.

(4) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on May 24, 2012.

(5) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on October 10, 2013.

(6) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on December 19, 2013.

(7) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on January 3, 2014.

(8) Incorporation by reference to the Quarterly Report filed on Form 10-Q with the United States Securities and Exchange Commission on February 19, 2014.

(9) Incorporation by reference to the Current Report filed on Form 8-K with the United States Securities and Exchange Commission on February 20, 2014.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE: March 11, 2014

Vantage Health

By: /s/ Jeremy Barbera

Jeremy Barbera

Title: Chief Executive Officer

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